Subsidiary Listing


The following is a listing of the subsidiaries of each registrant and their state of incorporation or organization indented to show degree of remoteness from registrant.

                                                    State or Country of
                                                       Organization
                  Name of Company                    or Incorporation

Cinergy Corp.                                            Delaware

  The Cincinnati Gas & Electric Company                  Ohio
    The Union Light, Heat and Power Company              Kentucky
    Lawrenceburg Gas Company                             Indiana
    The West Harrison Gas and Electric Company           Indiana
    Miami Power Corporation                              Indiana
    KO Transmission Company                              Kentucky
    Tri-State Improvement Company                        Ohio
    Ohio Valley Electric Corporation (9%)                Ohio

  PSI Energy, Inc.                                       Indiana
    South Construction Company, Inc.                     Indiana

  Cinergy Services, Inc.                                 Delaware

  Cinergy Investments, Inc.                              Delaware
    Cinergy-Cadence, Inc.                                Indiana
      Cadence Network LLC (33 1/3%)                      Delaware
    Cinergy Capital & Trading, Inc.                      Indiana
      CinCap IV, LLC                                     Delaware
      CinCap V, LLC                                      Delaware
      CinCap VI, LLC                                     Delaware
      CinCap VII, LLC                                    Delaware
      CinCap VIII, LLC                                   Delaware
      Westwood Operating Company, LLC                    Delaware
      CinPower I, LLC                                    Delaware
      Producers Energy Marketing, LLC                    Delaware
    Cinergy Communications, Inc.                         Delaware
    Cinergy Engineering, Inc.                            Ohio
    Cinergy-Centrus, Inc.                                Delaware
      Centrus, LLP (33 1/3%)                             Indiana
    Cinergy-Centrus Communications, Inc.                 Delaware
    Cinergy Resources, Inc.                              Delaware
    Cinergy Solutions, Inc.                              Delaware
    (In Illinois d/b/a Cinergy Solutions of Illinois, Inc.,
     In Ohio d/b/a Cinergy Solutions of Ohio, Inc.)
      Cinergy Business Solutions, Inc.                   Delaware
      Cinergy Customer Care, Inc.                        Delaware
      Cinergy Solutions of Tuscola, Inc.                 Delaware
      Energy Equipment Leasing LLC                       Delaware
      Trigen-Cinergy Solutions LLC (50%)                 Delaware
      Trigen-Cinergy Solutions of Baltimore LLC (49%) Delaware Trigen-Cinergy Solutions of Boca Raton, LLC (51%) Delaware
      Trigen-Cinergy Solutions of Cincinnati LLC (51%)   Ohio
      Trigen-Cinergy Solutions of Illinois L.L.C. (49%) Delaware Trigen-Cinergy Solutions of Orlando LLC (51%) Delaware Trigen-Cinergy Solutions of St. Paul LLC (49%) Delaware Trigen-Cinergy Solutions of Tuscola, LLC (49%) Delaware
    Cinergy Supply Network, Inc.                         Delaware
      Reliant Services, LLC (50%)                        Indiana
    Cinergy Technology, Inc.                             Indiana
    Enertech Associates, Inc.                            Ohio

  Cinergy Global Resources, Inc.                         Delaware
    Cinergy Global Power, Inc.                           Delaware
      Cinergy Global Ely, Inc.                           Delaware
        EPR Ely Power Limited (30%)                      England
          EPR Ely Limited                                England
      Cinergy Global Power Services Limited              England
      Cinergy Global San Gorgonio, Inc.                  Delaware
        San Gorgonio Westwinds II, LLC (50%)             California
      Cinergy Global Holdings, Inc.                      Delaware
      Cinergy Holdings B.V.                              The Netherlands
        Cinergy Zambia B.V.                              The Netherlands
          Copperbelt Energy Corporation PLC (39%)        Republic of Zambia
        Cinergy Turbines B.V.                            The Netherlands
          EOS PAX I S.L. (50%)                           Spain
          EOS PAX IIa S.L. (50%)                         Spain
        Cinergy Hydro B.V.                               The Netherlands
          Sociedad Construcciones y Representaciones
            Industriales S.A. (95%)                      Spain
          Vendresse Limited                              Isle of Man
          Cinergy 1 B.V.                                 The Netherlands
            Startekor Investeeringute OU (67%)           Estonia
              Aktsiaselts Narva Elektrivork (49%)        Estonia
          Cinergy Global Resources 1 B.V.                The Netherlands
            Moravske Teplarny a.s.                       Czech Republic
            Plzenska Energetika s.r.o.                   Czech Republic
            Cinergy Global Resources a.s                 Czech Republic
          Cinergy 2 B.V.                                 The Netherlands
            Desarrollo Eolico del Ebro, S.A. (50%)       Spain
      Cinergy Global Hydrocarbons Pakistan               Cayman Islands
      Cinergy MPI II, Inc.                               Cayman Islands
      Cinergy MPI III, Inc.                              Cayman Islands
      Cinergy MPI IV, Inc.                               Cayman Islands
      Cinergy MPI V, Inc.                                Cayman Islands
      Cinergy MPI VI, Inc.                               Cayman Islands
      Cinergy MPI VII, Inc.                              Cayman Islands
      Cinergy MPI VIII, Inc.                             Cayman Islands
      Cinergy MPI IX, Inc.                               Cayman Islands
      Cinergy MPI X, Inc.                                Cayman Islands
      Cinergy MPI XI, Inc.                               Cayman Islands
      Cinergy MPI XII, Inc.                              Cayman Islands
      Cinergy MPI XIII, Inc.                             Cayman Islands
      Cinergy MPI XIV, Inc.                              Cayman Islands
      Cinergy MPI XV, Inc.                               Cayman Islands
      Midlands Hydrocarbons (Bangladesh) Limited         England
    Cinergy UK, Inc.                                     Delaware
      Avon Energy Partners Holdings (50%)                England
        Avon Energy Partners PLC                         England
          Midlands Electricity plc                       England
    PSI Argentina, Inc.                                  Indiana
      Costanera Power Corp.                              Indiana
    PSI Energy Argentina, Inc.                           Indiana